Exhibit 10.9

EXCHANGE AGREEMENT

This Exchange Agreement dated as of April 19, 2011 sets forth the agreement of SentiSearch, Inc. (the "Company") and the individuals listed on Schedule A hereto (each a "Holder" and collectively the “Holders”) with respect to the exchange described herein.

WHEREAS, the Holders hold certain promissory notes of the Company issued on the date, and in the original and currently outstanding principal amounts, set forth next to the applicable Holder’s name on Schedule A (the “Old Notes”); and

WHEREAS, the Holders desire to invest additional funds in the Company and the Company desires to accept such investment; and

WHEREAS, the Holders and Company desire to cancel the Old Notes and exchange them for new promissory notes and warrants as described herein.

NOW, THEREFORE, in consideration of the mutual provisions made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exchange of Old Notes and Investment of Additional Funds for New Notes and Warrants.

On the date of this Agreement (the “Closing Date”), each Holder agrees, severally, to (i) deliver to the Company for cancellation the Old Note held by such Holder and (ii) deliver to the Company, by certified check or wire transfer in immediately available funds, the amount set forth next to such Holder’s name on Schedule B (each a “New Investment”).  Upon receipt of the Old Notes and the New Investment for a given Holder, the Company hereby agrees to issue to such Holder (i) a promissory note in the form attached hereto as Exhibit A in the principal amount set forth next to such Holder’s name on Schedule B (each such promissory note a “New Note”) and (ii) a warrant, in the form attached hereto as Exhibit B (each such warrant a “Warrant”) to purchase the number of shares of the common stock of the Company, $.0001 par value (“Common Stock”), set forth next to such Holder’s name on Schedule B (the “Warrant Shares”).

2. Restrictions on Transfer.

2.1 The Holder understands that the New Note, Warrant and Warrant Shares (the “Securities”) will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act") and understands and agrees that the Securities will not be transferred, offered or sold by or on behalf of the Holder in the United States or to a U.S. Person unless they are at the time registered for sale under the Act or are sold pursuant to an exemption from registration pursuant to any applicable exemption from registration under the Act.  The Holder agrees not to engage in any hedging activities with respect to the Warrant Shares unless such activities are in compliance with the Act.

2.2 The Holder understands that the New Notes, Warrants and the certificates representing the Warrant Shares will bear a restrictive legend thereon that is substantially similar to the following legend:

"THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  THIS WARRANT AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT”

2.1 The Securities will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the Securities so legended.

2.2 The Holder understands that the Company will direct the transfer agent for the Common Stock to place a stop transfer instruction against the certificate(s) representing the Warrant Shares and will instruct the transfer agent to refuse to effect any transfer thereof in the absence of a registration statement declared effective by the Securities and Exchange Commission ("SEC") with respect to the Warrant Shares or a favorable opinion of counsel, satisfactory to the Company, that such transfer is exempt from registration under the Act and any other applicable state securities laws ("Other Securities Laws").

2.3  The Holder understands that, except as otherwise provided herein, Holder has no rights whatsoever to request, and that the Company is under no obligation whatsoever to furnish, a registration of the Securities under the Act or any Other Securities Laws.

3. Holder's Representations and Warranties.

In order to induce the Company to execute this Agreement and to consummate the transactions set forth herein, each Holder hereby severally represents, warrants and covenants to the Company as follows:

3.1 The Holder acknowledges that it or its representatives have received and reviewed copies of all of the Company’s filings with the SEC through its Electronic Data Gathering Analysis and Retrieval System (EDGAR), including all of the documents incorporated by reference therein and filed as exhibits thereto, and the Holder or its representatives have had the opportunity to ask questions of and receive answers from qualified representatives of the Company concerning the business and financial condition of the Company and the terms and conditions of this Agreement, and all of such questions have been answered to the satisfaction of the Holder or its representatives.

3.2 The Holders have been afforded an opportunity to ask questions of and receive answers from the Company and its officers concerning the Company and the terms and conditions of this Exchange Agreement and all such questions were answered to the Holders’ satisfaction.

3.3 The Holder or its representatives are sophisticated investors familiar with the type of risks inherent in the acquisition of securities such as the Securities and that, by reason of their knowledge and experience in financial, tax and business matters in general, and investments of this type in particular, they are capable of evaluating the merits and risks of an investment in the Securities.

3.4 The Holder is able to bear the economic risk of an investment in the Securities, including, without limiting the generality of the foregoing, the risk of losing part or all of Holder's investment in the Securities and Holder's possible inability to sell or transfer the Securities for an indefinite period of time.

3.5 The Holder is acquiring the Securities for Holder's own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act or any Other Securities Laws, in violation of the Act.

3.6 The Holder further acknowledges that the Securities have not been registered under the Act or any of the Other Securities Laws, and may not be sold, transferred or otherwise disposed of except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act and such Other Securities Laws.

3.7 The Holder is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

3.8 The Holder has all requisite power and authority to enter into this Agreement and subscribe for the Securities pursuant hereto.

3.9 This Agreement has been duly authorized, executed and delivered by or on behalf of the Holder and constitutes the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

3.10 The Holder is not relying upon the Company with respect to any tax or other economic considerations with respect to an investment in the Securities, and has only relied upon its own advisors with respect to such matters.

3.11 The Holder acknowledges that the Company has relied on the representations contained herein and that the statutory basis for exemption from the requirements of the Act may not be present if, notwithstanding such representations, Holder were acquiring the Securities for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

3.12 The undersigned hereby agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by the undersigned herein.

4. The Company's Representations and Warranties.

The Company hereby represents and warrants with and covenants to Holder as follows:

4.1 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to enter into this Agreement and issue the Securities pursuant hereto.  This Agreement, the Warrant and the New Notes have been duly executed and delivered on behalf of the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.2 The issuance and sale of the Warrant Shares have been duly authorized and, when the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by the Warrants and this Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable, and the Holder will not be subject to personal liability solely by reason of being a holder.

5. Miscellaneous.

5.1 All notices required or permitted to be given hereunder shall be personally delivered, sent by courier service or mailed by certified or registered mail, postage prepaid, to the respective parties at the following addresses and shall be deemed given upon receipt:  if to Holder, to the address set forth on Schedule A hereto; if to the Company to: SentiSearch, Inc., 1217 South Flagler Drive, 3rd Floor, West Palm Beach, FL 33401.

5.2 This Agreement shall be deemed to have been made and delivered in New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws of New York.  Each of Holders and the Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York, unless such court shall have refused such jurisdiction, (2) waives any objection which the Holders or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the state and federal courts of New York located in the Borough of Manhattan, New York.

5.3 The Holders’ respective rights under this Agreement are not assignable.

5.4 The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

5.5 This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HOLDER:
/s/ Joseph K. Pagano
Name: Joseph K. Pagano

HOLDER:
/s/ Frederick Adler
Name: Frederick Adler

HOLDER:
/s/ Samuel Rozzi
Name: Samuel Rozzi

HOLDER:
/s/ Rosalind Davidowitz
Name: Rosalind Davidowitz

COMPANY:

SENTISEARCH, INC.

By:	/s/ Joseph K. Pagano
Name: Joseph K. Pagano
Title: CEO & Chairman

SCHEDULE A

HOLDER	ADDRESS	PRINCIPAL BALANCE OF OLD NOTES	AMOUNT OF NEW INVESTMENT	TOTAL
Rosalind Davidowitz	7 Sutton Place South Lawrence, NY 11559	$20,000	$75,000	$95,000
Samuel A. Rozzi	c/o Corporate National Realty Inc. 135 Crossways Park Drive, Suite 104 Woodbury, NY 11797	$45,000	$50,000	$95,000
Frederick Adler	1520 S. Ocean Boulevard Palm Beach, FL 33480	$45,000	$50,000	$95,000
Joseph K. Pagano	1217 South Flagler Drive, 3rd Floor West Palm Beach, FL 33401	$40,000	$55,000	$95,000

SCHEDULE B

HOLDER	PRINCIPAL AMOUNT OF NEW NOTE	NUMBER OF WARRANT SHARES*
Rosalind Davidowitz	$95,000	463,415
Samuel A. Rozzi	$95,000	463,415
Frederick Adler	$95,000	463,415
Joseph K. Pagano	$95,000	463,415

* Based on exercise price of $.41 per share.

EXHIBIT A

FORM OF NEW NOTE

[Intentionally Omitted]

EXHIBIT B

FORM OF WARRANT

[Intentionally Omitted.]